SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                      Cameron Financial  Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                                               December 30, 1999

Dear Fellow Stockholder:

         The Board of Directors and management of Cameron Financial Corporation are extending this invitation to you to attend the Annual Meeting of Stockholders. The meeting will be held at 4:00 p.m. on January 24, 2000 in the Community Room of The Cameron Savings & Loan Association, F.A. located at 1304 North Walnut, Cameron, Missouri.

         In addition to the annual stockholder vote on corporate business items, the meeting will include management's report to you on Cameron Financial Corporation's fiscal 1999 financial and operating performance.

         The vote on corporate business items is an important aspect of the meeting process. This year stockholders are being asked to vote on the election of two directors and the ratification of the appointment of independent auditors. I urge you to exercise your rights as a stockholder to vote and participate in this process. The Board of Directors unanimously recommends that you vote for each of the proposals.

         I encourage you to attend the meeting in person. Whether or not you attend the meeting, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the postage prepaid envelope provided. This will save Cameron Financial Corporation additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the meeting even if you have previously returned the proxy.

         Thank you for your attention to this important matter.

                                           Sincerely,

                                           /s/David G. Just
                                           ----------------
                                           David G. Just
                                           President and Chief Executive Officer

                          CAMERON FINANCIAL CORPORATION

                                1304 North Walnut

                             Cameron, Missouri 64429
                                 (816) 632-2154

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To be Held on January 24, 2000

         Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Cameron Financial Corporation (the "Company") will be held in the Community Room of The Cameron Savings & Loan Association, F.A. located at 1304 North Walnut, Cameron, Missouri at 4:00 p.m., Cameron, Missouri time, on January 24, 2000

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

         1.  The election of two directors of the Company;

         2. The ratification of the appointment of KPMG LLP as the auditors of the Company for the fiscal year ending September 30, 2000;

and such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on December 10, 1999 are the stockholders entitled to vote at the Meeting and any adjournments thereof.

         You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/David G. Just
                                           ----------------
                                           David G. Just
                                           President and Chief Executive Officer

Cameron, Missouri
December 30, 1999

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                          Cameron Financial Corporation

                                1304 North Walnut

                             Cameron, Missouri 64429
                                 (816) 632-2154

                         ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held January 24, 2000

         This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Cameron Financial Corporation (the "Company"), the parent company of The Cameron Savings & Loan Association, F.A., ("Cameron Savings" or the "Association"), of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held in the Community Room of The Cameron Savings & Loan Association, F.A. located at 1304 North Walnut, Cameron, Missouri on January 24, 2000, at 4:00 p.m., Cameron, Missouri time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to stockholders on or about December 30, 1999.

         At the Meeting, stockholders of the Company are being asked to consider and vote upon the election of two directors and the appointment of KPMG LLP as auditors for the Company.

Vote Required and Proxy Information

         All shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the director nominees and the proposals set forth in this Proxy Statement. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

         Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. The appointment of KPMG LLP as auditors requires the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the matter. Proxies marked to abstain with respect to a proposal have the same effect as votes against the proposal. Broker non-votes have no effect on the vote. One-third of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

         A proxy given pursuant to the solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Kennith R. Baker, Secretary, Cameron Financial Corporation, 1304 North Walnut, P.O. Box 555, Cameron, Missouri 64429.

Voting Securities and Certain Holders Thereof

         Stockholders of record as of the close of business on December 10, 1999 will be entitled to one vote for each share of Common Stock then held. As of that date, the Company had 2,079,779 shares of Common Stock issued and outstanding. The following table sets forth information regarding share ownership of those persons or entities known by management to beneficially own more than five percent of the Common Stock and all directors and executive officers of the Company and the Association as a group.

                                                                           Shares
                                                                      Beneficially         Percent
         Beneficial Owner                                                  Owned           of Class
         ----------------                                                  -----           --------
Cameron Financial Corporation Employee Stock Ownership Plan(1)            219,738            10.57%
1304 North Walnut
Cameron, Missouri  64429

Wellington Management Company, LLP                                        144,500(2)          6.95%
75 State Street
Boston, Massachusetts 02109-1807

John Hancock Advisors, Inc.                                               155,000(3)          7.45%
101 Huntington Avenue
Boston, Massachusetts 02199-7603

Dimensional Fund Advisors                                                 105,600(4)          5.08%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Kennedy Capital Management                                                143,740(5)          6.91%
10829 Olive Boulevard
St. Louis, Missouri 63141

Directors and executive officers of the Company                           214,634(6)         10.32%
 and the Association, as a group (9 persons)

------------------------
(1) The amount reported represents shares held by the Employee Stock Ownership Plan ("ESOP"), 113,499 shares of which have been allocated to accounts of participants. First Bankers Trust of Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to accounts of participants. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares held in the ESOP's suspense account are voted by the trustee in the same proportion as allocated shares voted by participants.
(2)  As reported on Schedule 13F for September 1999.
(3)  As reported on Schedule 13F for September 1999.
(4)  As reported on Schedule 13F for September 1999.
(5)  As reported on Schedule 13F for September 1999.

(6) Amount includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, shares held in a fiduciary capacity or by certain family members, with respect to which shares the group members may be deemed to have sole or shared voting and/or investment power. The amount above includes 22,561 options to purchase shares of Common Stock granted under the Company's Stock Option Plan and 9,862 awards of shares of restricted Common Stock under the Company's Recognition and Retention Plan ("RRP") to directors and executive officers of the Company, which vest in January 2000. The amount above excludes options and awards which do not vest within 60 days of December 10, 1999.

                       PROPOSAL I - ELECTION OF DIRECTORS

         The Company's Board of Directors is presently composed of seven members, each of whom is also a director of the Association. The Directors are divided into three classes. Directors of the Company are generally elected to serve for a three-year term which is staggered to provide for the election of approximately one-third of the directors each year.

         The following table sets forth certain information regarding the Company's Board of Directors, including their terms of office and nominees for election as directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified in the following table. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominee might be unable to serve, if elected. Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

                                                                                    Shares of Common
                          Age at                                         Term      Stock Beneficially        Percent
                      September 30,                          Director     to            Owned at               of
   Name                    1999      Position(s) Held        Since(1)   Expire     December 10, 1999(2)(3)    Class
   ----                    ----      ----------------        --------   ------     -----------------------    -----
                                      NOMINEES

David G. Just               55        President, Chief         1981      2000                72,149            3.47%
                                      Executive Officer
                                       and Director

William J. Heavner          59        Director                 1997      2000                 1,311            *

                                      DIRECTORS CONTINUING IN OFFICE

Harold D. Lee               56        Chairman of the Board    1981      2001                20,349            *
Kennith R. Baker            57        Director                 1988      2001                23,449             1.13
Dennis E. Marshall          49        Director                 1998      2001                 1,300            *
Jon N. Crouch               59        Director                 1992      2002                32,588             1.57
William F. Barker           51        Director                 1996      2002                 9,979            *

-------------------------------
*Less than 1.0%.

(1)  Includes service as a director of the Association.

(2) Includes shares held directly, as well as shares held in retirement accounts, held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the named individuals may be deemed to have sole or shared voting and/or investment power.

(3) Includes 2,421 RRP shares and 6,054 stock options vesting in January 2000 for President Just, and 1,211 RRP shares and 3,027 stock options vesting in January 2000 for Directors Lee, Baker, Crouch and Barker, respectively.

         The Company's directors and executive officers are required to report their ownership and changes in ownership of the common stock with the Company. Based solely on the Company's review of ownership reports received prior to December 6, 1999, or written representations from reporting persons that no annual report of change in beneficial ownership is required, the Company believes that all directors and executive officers have complied with the reporting requirements for the 1999 fiscal year.

         The business experience of each director and director nominee is set forth below. All directors have held their present positions for at least the past five years, except as otherwise indicated.

         David G. Just. Mr. Just is the Association's President and Chief Executive Officer. As such, he is responsible for overseeing the day to day operations of the Association. He has been a member of the Board of Directors since 1981.

         William J. Heavner. Mr. Heavner has been a member of the Board of Directors since 1997. Since 1984, he has owned and operated Red-X Motors, a full line GM dealership in Cameron.

         Harold D. Lee. Mr. Lee was elected to the Board of Directors in 1981. Mr. Lee is currently Chairman of the Board. He owned and operated a local NAPA Auto Parts store for over 20 years until its sale in 1997.

         Kennith R. Baker. Mr. Baker is an agent for State Farm Insurance, a position he has held since 1969. He was elected to the Board of Directors in 1988. Mr. Baker is currently Secretary of the Board.

         Dennis E. Marshall. Mr. Marshall has been a member of the Board of Directors since 1998. Mr. Marshall is a 1972 graduate of Central Missouri State University with a B.S. in Mathematics. He was a high school mathematics teacher from 1972 until 1992 while building a farming operation. Presently, Mr. Marshall operates a livestock and grain farming operation involving approximately 2,000 acres of land.

         Jon N. Crouch. Mr. Crouch has been a member of the Board of Directors since 1992. Mr. Crouch is a retired Frontier and Continental pilot and manages the Cameron Municipal Airport. He also owns and operates Crouch Aviation located in Cameron, Missouri.

         Dr. William F. Barker, DDS. Dr. Barker was elected to the Board of Directors in 1996. Dr. Barker owns and operates a dental clinic in Cameron.

Board of Directors' Meetings and Committees

         Board and Committee Meetings of the Company. Meetings of the Corporation's Board of Directors are generally held on a quarterly basis. The Board of Directors held four regular and ten special meetings during the fiscal year ended September 30, 1999. During fiscal 1999, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

         The  Board  of  Directors  of  the  Company  has  standing   Audit  and
Compensation Committees.

         The Company's Audit Committee is responsible for the review of the Company's annual audit report prepared by the Company's independent auditors. The review includes a detailed discussion with the independent auditors and recommendation to the full Board concerning any action to be taken regarding the audit. All non-employee directors of the Company serve on this Committee. The Audit Committee met one time during the fiscal year ended September 30, 1999.

         The Compensation Committee is currently composed of Directors Lee, Baker, Crouch, Barker, Heavner and Marshall. This Committee is responsible for evaluating the performance of the Company's principal officers and employees to determine the compensation and benefits to be paid to such persons, and for administering the Company's Stock Option Plan and RRP. One meeting was held by the Compensation Committee during fiscal 1999. The Budget Committee of the Association meets periodically to review the performance of the Association's officers and employees. This committee met one time during fiscal 1999.

         The entire Board of Directors acts as a nominating committee for selecting nominees for election as directors. Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the notice procedures set forth in the Bylaws of the Company.

         Board and Committee Meetings of the Association. Meetings of the Association's Board of Directors are generally held on a monthly basis. The Board of Directors of the Association held 12 regular and 28 special meetings during the year ended September 30, 1999. No incumbent director attended fewer than 75% of the total number of meetings held by the Board of Directors and by all committees of the Board of Directors on which he served during the year.

Director Compensation

         During fiscal 1999, directors of the Company were paid a fee of $500 per regular meeting attended and $100 to $250 for each special and committee meeting attended. Directors of the Association were paid fees of $700 per month for attendance at regular meetings of the Association's Board of Directors and $50 per meeting attended of the Association's service corporation. Directors of the Association are also paid from $100 to $250 per special meeting attended and for committee meetings attended.

         Stock Benefit Plans. Following approval by the Company's stockholders at the Annual Meeting of Stockholders held on January 29, 1996, each director and advisory director of the Company who was not a full-time employee and who served as a director for at least three years (Directors Baker, Lee and Crouch, as well as three former directors) received an option to purchase 15,134 shares of Common Stock at an exercise price of $14.56 per share under the Company's Stock Option Plan and an award of 6,053 shares of restricted stock under the Company's Recognition and Retention Plan, with vesting to occur over a five year period. During fiscal 1999, Director Barker received an option to purchase 15,134 shares of common stock at an exercise price of $14.54 per share and an award of 6,053 shares of restricted stock, with vesting to occur over a five year period.

         Director Deferred Fee Agreement. In order to encourage directors to remain members of the Association's Board, the Association has adopted, effective October 12, 1994, a director deferred fee program whereby directors may defer all or a portion of their regular monthly directors' fees. Each individual director elects whether to participate in this program. As of the date of this Proxy Statement, Directors Lee, Crouch, Just, Barker and Heavner have elected to participate. Each participating director enters into a Deferred Fee Agreement (the "Agreement"), which provides for a cash-out and disability benefit equal to the amount of fees deferred.

         Director Emeritus Agreement. In order to encourage directors to remain members of the Board, the Association has also established a Director Emeritus Agreement (the "Emeritus Agreement"). Pursuant to the Emeritus Agreement, the Association's Directors Emeritus receive an annual benefit equal to $500 multiplied by the director's years of service on the board paid monthly or annually for ten years following retirement. The agreement provides for a death benefit equal to the amount that would be paid to the director upon serving until age 72. The Association has purchased life insurance to finance these benefits. Upon termination following a change in control of the Association, each participant would be entitled to a lump sum payment equal to the amount payable to such director over a ten-year period. Assuming a change in control were to take place as of September 30, 1999, the aggregate amount payable to all active and emeritus directors would be approximately $1.2 million.

                             Executive Compensation

         The Company has not paid any compensation to its executive officers since its formation. However, the Company does reimburse the Association for services performed on behalf of the Company by its officers. The Company does not presently anticipate paying any compensation to such persons until it becomes actively involved in the operation or acquisition of businesses other than the Association.

         The following table sets forth the compensation paid or accrued by Cameron Savings for services rendered by David G. Just, the President and Chief Executive Officer of the Association.

                                               SUMMARY COMPENSATION TABLE

                                              Annual Compensation              Long-Term Compensation
                                                                                       Awards
                                      -----------------------------------   --------------------------
    Name and Principal     Fiscal      Salary      Bonus         Other      Restricted Stock  Options/       All Other
          Position           Year       ($)         ($)         Annual         Awards(2)      SARs(3)      Compensation
                                                             Compensation         ($)           (#)             ($)
                                                                ($)(1)
David G.  Just,              1999     $107,000      --            --              --            --          $32,003(4)
  President and Chief        1998     $102,375      --            --              --            --          $41,931(4)
  Executive Officer          1997     $97,500       --            --              --            --          $57,353(4)

(1) Mr. Just did not receive any additional benefits or perquisites which, in the aggregate, exceeded 10% of his salary and bonus or $50,000.

(2) Awards of 12,107 shares of Common Stock were granted to Mr. Just pursuant to the Company's Recognition and Retention Plan in January, 1996. Such awards vest in five equal annual installments, and will be 100% vested upon termination of employment due to death or disability. When such shares become vested and are distributed, the recipient will also receive an amount equal to the accumulated dividends and earnings thereon. The aggregate value of the 12,107 shares of restricted stock awarded to Mr. Just including both vested and unvested shares, as of September 30, 1999, was $155,877 based upon a closing price of $12.875 per share on September 30, 1999.

(3) In January 1996, 30,269 options were granted to Mr. Just pursuant to the Company's 1995 Stock Option and Incentive Plan, which vest and become exercisable in equal annual installments at a rate of 20% per year commencing one year from the date of grant. The market value per share of Common Stock was $14.5625 on the date of grant. The first installment of options became exercisable on January 29, 1997.

(4) Includes $43,553 allocated under the ESOP and $13,800 of Board fees in fiscal 1997, $32,981 allocated under the ESOP and $8,950 of Board fees in fiscal 1998 and $22,653 allocated under the ESOP and $9,350 of Board fees in fiscal 1999. Mr. Just deferred $4,000 of Board fees in fiscal 1997, $8,400 of Board fees in fiscal 1998 and $8,400 of Board fees in fiscal 1999.


         Stock Options. The Board of Directors of the Company has adopted the 1995 Stock Option and Incentive Plan (the "Stock Option Plan"), which has been approved by the stockholders. Certain directors, officers and employees of the Association and the Company are eligible to participate in the Stock Option Plan. The Stock Option Plan is administered by a committee of outside directors (the "Committee"). The Stock Option Plan authorizes the grant of stock options and limited rights equal to 302,692 shares of Common Stock. The Stock Option Plan provides for the grant of (i) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code, (ii) options that do not so qualify ("nonstatutory options") and (iii) limited rights that are exercisable only upon a change in control of the Company. Options granted to directors under the Stock Option Plan are awarded under a formula pursuant to which each non-employee director of both the Company and the Association receives an option to purchase 15,134 shares of Common Stock of the Company. Options must be exercised within 10 years from the date of grant. The exercise price of the options must be at least 100% of the fair market value of the underlying Common Stock at the time of the grant.

         No options were granted under the Stock Option Plan to the named executive officer during the year ended September 30, 1999.

         Set forth below is certain additional information concerning options outstanding to the named executive officer at September 30, 1999. No options were exercised by such person during fiscal 1999.

                                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

                                             FISCAL YEAR-END OPTION VALUES

                                                                 Number of Unexercised      Value of Unexercised
                                                                       Options at          In-The-Money Options at
                                                                    Fiscal Year-End             Year-End (1)
                                                               -------------------------    -------------------------
                             Shares Acquired       Value       Exercisable/Unexercisable    Exercisable/Unexercisable
           Name               Upon Exercise       Realized                 (#)                          ($)
David G. Just                      --               $--               18,162/12,107                    -0-/-0-

----------------------
(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on September 30, 1999, at which date the closing sales price of the Common Stock as reported on the Nasdaq National Market was $12.875.

Severance Agreements

         The Association has entered into change in control severance agreements with President and Chief Executive Officer David G. Just, Vice President/Treasurer Ronald W. Hill and Vice President/Liberty Branch Manager Stephen D. Hayward. Each agreement provides that it may be extended by the Board of Directors on any annual anniversary date for an additional year provided that there has been a satisfactory performance review of the subject employee. The agreements provide that if, at any time following a change in control of the Association or the Company, the Association terminates the covered employees' employment during the term of the agreement for any reason other than cause, or if any of the covered employees terminates his employment following a material reduction in compensation, increase in workload, or relocation of his principal place of employment, he would be entitled to receive a payment equal to 299% in the case of Mr. Just, 200% in the case of Mr. Hill and 100% in the case of Mr. Hayward of their "base amount" of compensation as defined in the agreements. The Association would also continue life and health coverage for a period of 12 months or for the remaining unexpired term of his agreement, whichever is greater. Assuming a change in control occurred as of September 30, 1999, the aggregate amount payable to Messrs. Just, Hill and Hayward under these agreements would have been approximately $344,000, $172,000 and $72,000, respectively.

Certain Transactions

         The Association has followed a policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences and for consumer purposes. All such loans to directors and executive officers, and members of their immediate families, are made in the ordinary course of business and on the same terms, including collateral and interest rates, as those prevailing at the time for comparable transactions and do not involve more than the normal risk of collectibility. At September 30, 1999, the Association's loans to directors, executive officers and members of their immediate families totaled $714,450, which represents 1.76% of shareholders' equity. All loans by the Association to its executive officers and directors are subject to OTS regulations restricting loans and other transactions with affiliated persons of the Association. Federal law generally prohibits a savings association from making loans to its executive officers and directors at favorable rates or on terms not comparable to those prevailing to the general public. However, recent regulations now permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. All loans to directors and officers were performing in accordance with their terms at September 30, 1999.

Report of the Compensation Committee

         General. The function of administering the Company's executive compensation policies has been performed by the Budget Committee of the Board of Directors of the Association. The Budget Committee consists of all outside directors of the Association. The Budget Committee is responsible for reviewing the performance of the Chief Executive Officer and other officers and employees in developing and making recommendations to the Board concerning compensation programs and awards. The Budget Committee makes its recommendations on the basis of its annual review and evaluation of the performance of the officers and the consolidated financial condition and results of operations of the Company, as well as available information regarding the compensation of officers of comparable companies.

         Executive Compensation Program. The overall executive compensation program was developed with the objective of attracting and retaining qualified and motivated executives by recognizing and rewarding successful performance. It is the Budget Committee's goal to align management compensation with the goals of the Company by implementing direct incentives to manage the business successfully from both a financial and operating perspective to enhance stockholder value. The program principally consists of (i) salaries, (ii) an incentive compensation plan, (iii) a stock option and incentive plan, (iv) a recognition and retention plan, and (v) an employee stock ownership plan. Total executive compensation is determined on the basis of the Budget Committee's review and evaluation of the respective executive officers' performance and the Company's consolidated financial condition and results of operations, as well as available information regarding the compensation of comparable officers of comparable companies. It has been the Budget Committee's policy to set base salaries at levels that are slightly below the average for the peer group, with incentive compensation and bonuses designed to serve as a supplement. Annual awards under the incentive compensation plan are based upon the attainment of targeted levels of performance by the Association. While periodic awards under the stock option and incentive plan and the recognition and retention plan may be based on recognition of officers' past or future performance or other considerations, options and restricted stock generally are awarded as an incentive to maximize long-term stockholder value, typically with option exercise prices equal to the market price of the Company's stock at the award date, and gains on options therefore generally dependent upon future appreciation in the stock's price.

         Compensation of the Chief Executive Officer. The Chief Executive Officer's base salary is determined on the basis of the Budget Committee's review and evaluation of his performance and the Company's consolidated financial condition and results of operations, as well as available information regarding the compensation of chief executive officers of comparable companies. It has been the Budget Committee's policy to set the base salary at a level that is slightly below the average for the peer group. See "Compensation Summary." In fiscal 1997, 1998, and 1999, Mr. Just received salary increases in accordance with past practices and to reflect changes in the peer group salary structure and the Association's performance.

                       Comparative Stock Performance Graph

         The following graph shows the cumulative total return on the Common Stock of the Company since April 3, 1995, compared with the cumulative total return of the S&P 500 Index and an industry peer group index, the ABN AMRO Thrift Index, over the same period. Cumulative total return on the Common Stock and each index equals the total increase in value since that date assuming reinvestment of all dividends paid. The graph was prepared assuming that $100 was invested on April 3, 1995 in the Common Stock or in each index. The stockholder return shown on the graph below is not necessarily indicative of future performance.


                        COMPARISON OF CUMULATIVE RETURN

               Among Cameron Financial Corporation Common Stock,
                   S & P 500 Index, and ABN AMRO Thrift Index

                 [GRAPHIC-GRAPH PLOTTED TO POINTS LISTED BELOW]

                                  4/3/95    9/29/95   9/27/96   9/26/97    9/30/98   9/30/99
                                  ------    -------   -------   -------    -------   -------
Cameron Financial                 100.00    145.00    161.00    216.00    191.00     150.00
S & P 500                         100.00    116.00    137.00    188.00    203.00     249.00
ABN AMRO Thrift Index             100.00    124.00    153.00    302.00    271.00     256.00








Compensation Committee Interlocks and Insider Participation

         During fiscal 1999, the Budget Committee of the Board of Directors of the Association functioned as the compensation committee. Mr. Just, who is the President of the Association, did not participate in any deliberations regarding his compensation.

             PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors of the Company has appointed KPMG LLP, independent accountants, to be the Company's auditors for the fiscal year ending September 30, 2000, subject to the ratification of the appointment by the Company's shareholders. Representatives of KPMG LLP are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2000.

                              STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy materials for the next annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Company's office located at 1304 North Walnut, Cameron, Missouri 64429, no later than September 2, 2000. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

         Under the Company's Bylaws, certain procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received (generally not later than 90 days in advance of such meeting, subject to certain exceptions) by the Secretary of the Company. The notice must include certain information as specified in the Company's bylaws.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and the Association may solicit proxies personally or by telegraph or telephone without additional compensation.

Cameron, Missouri
December 30, 1999

                                 REVOCABLE PROXY

                          CAMERON FINANCIAL CORPORATION

     [X]  PLEASE MARK VOTES
          AS IN THIS EXAMPLE

                         ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 24, 2000

  The undersigned hereby appoints Kennith R. Baker and Ronald W. Hill, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of Cameron Financial Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held in the Community Room of The Cameron Savings & Loan Association, F.A. located at 1304 North Walnut, Cameron, Missouri on January 24, 2000 at 4:00 p.m. and at any and all adjournments and postponements thereof.

1. The election as directors of all nominees listed below (except as marked to the contrary):

   DAVID G. JUST           WILLIAM J. HEAVNER


                [   ] FOR      [   ] WITHHOLD       [   ] FOR ALL EXCEPT


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------




2. The ratification of the appointment of KPMG LLP as auditors for the Company for the fiscal year ending September 30, 2000.


                [   ] FOR      [   ] AGAINST      [   ] ABSTAIN


  In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AND EACH OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THEMEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS AND THE ELECTION OF THE NOMINEES LISTED ABOVE.

                         Please be sure to sign and date
                          this Proxy in the box below.

                   _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above


   DETACH ABOVE CARD, DATE, SIGN AND MAIL IN POSTAGE-PAID ENVELOPE PROVIDED.

                          CAMERON FINANCIAL CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  Should the above signed be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

  The above signed acknowledges receipt from the Company, prior to the execution of this proxy, of a notice of the Meeting, a Proxy Statement and an Annual Report to Stockholders.

  Please sign exactly as your name(s) appear(s) on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                 PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                 PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.